                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated October 1, 1997, (except with respect to the matters discussed in Note 7, as to which the date is February 27, 1998) and to all references to our Firm, included in or made a part of this registration statement.

                                              ARTHUR ANDERSEN LLP

Dallas, Texas,
March 9, 1998